UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2010

CNX GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 28, 2010, CNX Gas Corporation (the “Company”) became a wholly owned subsidiary of CONSOL Energy Inc. (“CONSOL”) pursuant to a merger of the Company with a subsidiary of CONSOL, with the Company as the surviving corporation (the “Merger”). As a result of the Merger, the Company ceased to have any public stockholders and fell below the number of stockholders of its common stock (the “Common Stock”) required for listing on the New York Stock Exchange, and requested that the New York Stock Exchange file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the Common Stock. As a result, the New York Stock Exchange on June 3, 2010 submitted an application under Exchange Act Rule 12d2-2 to the Securities and Exchange Commission to delist the Common Stock, and the Common Stock is no longer listed or quoted on the New York Stock Exchange.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2010, pursuant to the documents effecting the Merger, the directors of the Company were removed and replaced with a new board of directors, consisting of J. Brett Harvey, the Company’s Chief Executive Officer and an existing director of the Company; P. Jerome Richey, the Company’s Executive Vice President-Corporate Affairs, Chief Legal Officer and Secretary; Nicholas J. DeIuliis, the Company’s President and Chief Operating Officer; J. Michael Onifer, a Senior Vice President of the Company; and Randall M. Albert, a Senior Vice President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Senior Vice President and General Counsel

Dated: June 4, 2010